Exhibit (99)



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 11-K


     [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

            For the fiscal year ended December 31, 1996

                                OR

     [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

     For the transition period from _______________ to _______________
     Commission file number ___________________





                      RETIREMENT SAVINGS PLAN
                        (Title of the Plan)




                   PORTLAND GENERAL CORPORATION

(Name of the Issuer of the Securities and Employer Sponsoring the Plan)





                       121 SW Salmon Street
                         Portland OR 97204

            (Address of its Principal Executive Office)

                        PORTLAND GENERAL CORPORATION
                        RETIREMENT SAVINGS PLAN

                        FINANCIAL STATEMENTS AND SCHEDULES
                        AS OF DECEMBER 31, 1996 AND 1995
                        TOGETHER WITH AUDITORS' REPORT

                         PORTLAND GENERAL CORPORATION

                            RETIREMENT SAVINGS PLAN


                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                          DECEMBER 31, 1996 AND 1995




REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS AS OF DECEMBER 31, 1996 AND
1995


STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED
  DECEMBER 31, 1996


NOTES TO FINANCIAL STATEMENTS AND SCHEDULES


SCHEDULE I:   ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AS OF
                         DECEMBER 31, 1996


SCHEDULE II:  ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS FOR THE YEAR ENDED
                         DECEMBER 31, 1996

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Portland General Corporation Retirement
Savings Plan Benefits Administration Committee:

WE HAVE AUDITED THE ACCOMPANYING STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS OF THE PORTLAND GENERAL CORPORATION RETIREMENT SAVINGS PLAN (THE PLAN) AS OF DECEMBER 31, 1996 AND 1995, AND THE RELATED STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1996. THESE FINANCIAL STATEMENTS AND THE SCHEDULES REFERRED TO BELOW ARE THE RESPONSIBILITY OF THE PLAN'S ADMINISTRATION. OUR RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS AND SCHEDULES BASED ON OUR AUDITS.

WE CONDUCTED OUR AUDITS IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS. THOSE STANDARDS REQUIRE THAT WE PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES EXAMINING, ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. WE BELIEVE THAT OUR AUDITS PROVIDE A REASONABLE BASIS FOR OUR OPINION.

IN OUR OPINION, THE FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE NET ASSETS AVAILABLE FOR BENEFITS OF THE PLAN AS OF DECEMBER 31, 1996 AND 1995, AND THE CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1996, IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

OUR AUDITS WERE PERFORMED FOR THE PURPOSE OF FORMING AN OPINION ON THE BASIC FINANCIAL STATEMENTS TAKEN AS A WHOLE. THE SUPPLEMENTAL SCHEDULES OF ASSETS HELD FOR INVESTMENT PURPOSES AND REPORTABLE TRANSACTIONS ARE PRESENTED FOR THE PURPOSE OF ADDITIONAL ANALYSIS AND ARE NOT A REQUIRED PART OF THE BASIC FINANCIAL STATEMENTS BUT ARE SUPPLEMENTARY INFORMATION REQUIRED BY THE DEPARTMENT OF LABOR RULES AND REGULATIONS FOR REPORTING AND DISCLOSURE UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. THE SUPPLEMENTAL SCHEDULES HAVE BEEN SUBJECTED TO THE AUDITING PROCEDURES APPLIED IN THE AUDITS OF THE BASIC FINANCIAL STATEMENTS AND, IN OUR OPINION, ARE FAIRLY STATED IN ALL MATERIAL RESPECTS IN RELATION TO THE BASIC FINANCIAL STATEMENTS TAKEN AS A WHOLE.





Portland, Oregon,
  June 25, 1997

                         PORTLAND GENERAL CORPORATION

                            RETIREMENT SAVINGS PLAN


                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                       AS OF DECEMBER 31, 1996 AND 1995



                                                                        1996                        1995
ASSETS:
  Investments, at fair value-
    Interest in PGC Investment Trust-Master Trust
      (Note 9)                                                          $258,615,927                $228,080,365
    PGC common stock                                                      89,019,645                  63,892,823
    Short-term investments                                                 1,932,760                   1,054,007
    Loans to participants                                                  4,333,579                   4,348,071
                                                                        ------------                ------------
          Total investments                                              353,901,911                 297,375,266

  Receivables-
    Employee contributions                                                   405,000                     379,000
    Employer contributions                                                   306,500                     237,500
    Accrued interest                                                          12,194                      12,222
    Accrued dividends                                                        678,299                     669,549
                                                                        ------------                ------------
          Total receivables                                                1,401,993                   1,298,271
                                                                        ------------                ------------
          Total assets                                                   355,303,904                 298,673,537

LIABILITIES:
  Note payable to PGE                                                      2,065,185                   6,215,539
                                                                        ------------                ------------
          Total liabilities                                                2,065,185                   6,215,539
                                                                        ------------                ------------
NET ASSETS AVAILABLE FOR BENEFITS                                       $353,238,719                $292,457,998
                                                                        ============                ============


       The accompanying notes are an integral part of these statements.

                         PORTLAND GENERAL CORPORATION

                            RETIREMENT SAVINGS PLAN


           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                     FOR THE YEAR ENDED DECEMBER 31, 1996



ADDITIONS TO PLAN ASSETS:
  Investments income-
    Interest                                                                               $    400,560
    Dividends                                                                                 2,719,418
    Net appreciation in fair value of investments                                            27,401,004
    Income from PGC Investment Trust-Master Trust, net                                       28,265,122
                                                                                           ------------
          Total investment income                                                            58,786,104

  Contributions-
    Employee                                                                                 11,302,602
    Employer                                                                                  2,337,183
                                                                                           ------------
          Total contributions                                                                13,639,785
                                                                                           ------------
          Total additions                                                                    72,425,889

DEDUCTIONS FROM PLAN ASSETS:
  Payments for-
    Interest expense                                                                            459,197
    Investment fees                                                                               3,120
    Benefits to participants                                                                 11,182,851
                                                                                           ------------
          Total deductions                                                                   11,645,168
                                                                                           ------------
NET INCREASE                                                                                 60,780,721

NET ASSETS AVAILABLE FOR BENEFITS, beginning of year                                        292,457,998
                                                                                           ------------
NET ASSETS AVAILABLE FOR BENEFITS, end of year                                             $353,238,719
                                                                                           ============


        The accompanying notes are an integral part of this statement.

                         PORTLAND GENERAL CORPORATION

                            RETIREMENT SAVINGS PLAN


                  NOTES TO FINANCIAL STATEMENTS AND SCHEDULES

                          DECEMBER 31, 1996 AND 1995



1.  GENERAL DESCRIPTION OF THE PLAN:

The following brief description of the Portland General Corporation (PGC or the Company) Retirement Savings Plan (the Plan) provides general information only. Readers should refer to the Plan Prospectus and Employee Handbook for a more complete description of the Plan's provisions.

GENERAL

The Plan is a defined contribution plan covering substantially all employees of PGC (Plan Sponsor) and its subsidiaries who have completed one year of service as defined by the Plan. It is administered by the PGC Retirement Savings Plan Benefits Administration Committee. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

TRUSTEES

The trustee for the Stable Assets, Bond, Balanced, Core Equity, Aggressive Equity, International Equity, Loan Funds, and Model Portfolios A-E is the Northern Trust Company (Primary Trustee). The trustee for the PGC Common Stock Fund, the PGC nonleveraged Employee Stock Ownership Plan (ESOP), and the Portland General Electric (PGE) leveraged ESOP is Wells Fargo, formerly First Interstate Bank, N.A. (Secondary Trustee).

CONTRIBUTIONS

The Plan allows participating employees to contribute up to a total of 15% of their annual base pay (before-tax and after-tax combined). The Tax Reform Act of 1986 limits employee before-tax contributions to $9,500 and $9,240 for 1996 and 1995, respectively. These amounts may be adjusted annually based upon changes in the consumer price index.

The employer matching contribution is 100% of the first 6% of a participant's eligible earnings, as defined by the Plan. The matching contribution is made entirely in whole or fractional shares of PGC Common Stock through the PGC nonleveraged ESOP or PGE leveraged ESOP. ESOP allocations shall be valued at a price determined by dividing by five, the sum of the closing prices of PGC common stock on the New York Stock Exchange on the last five business days ending on or before the 15th day of the month of the allocation. These contributions shall be allocated to the participant accounts as of the date that the employee contributions subject to the match are made to the Plan. The PGC nonleveraged ESOP purchased shares on the open market totaling $112,973 in 1996. The PGE leveraged ESOP transferred shares from the unallocated fund to the allocated fund valued at $6,037,205 in 1996.

INVESTMENT RESTRUCTURING

Effective October 1, 1994, in order to allow for additional investment options by Plan participants, all Plan investments were transferred from the previous Plan options to the PGC Investment Trust - Master Trust (the Master Trust). Investments in the Master Trust were unitized, thereby allowing each of the Plan investment options to hold shares of the Master Trust to meet standard investment guidelines.

INVESTMENT OPTIONS

Participants are offered the option of investing in seven investment funds and five premixed portfolios held by the Master Trust. The premixed portfolios are comprised of various combinations of the seven investment funds and are designed to meet various investing needs. If a participant elects to invest in Model Portfolios A-E described below, all their current funds (except employer matching contributions) and future payroll deferrals must be invested in that single portfolio. Employer matching contributions become participant directed upon the participant reaching age 50 and having completed at least five years of participation in the Plan. At that time, the participant may elect once each year to transfer from his ESOP account an amount that does not exceed the value of 25% of the shares of PGC stock credited to his ESOP account to investment options other than employer stock.

The following is a description of the various fund options:

   a. The Stable Assets Fund invests primarily in investment contracts whose rate of interest is fixed by insurance companies. As of December 31, 1996 and 1995, there were 14 and 15 participating insurance companies, respectively, with guaranteed investment contracts. In 1996 and 1995, the Stable Assets fund invested in synthetic investment contracts (see
      Note 8). The Stable Assets Fund is not guaranteed by the Plan Sponsor or any of its subsidiaries, by the U.S. Government, or by any agency of the U.S. Government. The Stable Assets Fund may invest in other stable assets outside the insurance industry in order to diversify its holdings.

   b. The Bond Fund invests in a diversified mix of fixed income investments. The fund's assets consist primarily of Treasury bonds, Corporate bonds, U.S. Government Agency securities, pass-through securities, and high-yield debt securities.

   c. The Balanced Fund portfolio is a combination of two funds. The Balanced Fund targets a 60% allocation to a Common Stock Fund with the remainder allocated to a Fixed Income Securities Fund (a bond fund).

   d. The Core Equity Fund consists primarily of a diversified portfolio of large capitalization common stocks domiciled in the United States.

   e. The Aggressive Equity Fund consists primarily of a diversified portfolio of intermediate to smaller capitalization common stocks domiciled in the United States. In addition, this fund may also invest in stocks of distressed companies where a turnaround is likely.

   f. The International Equity Fund is a diversified portfolio issued by companies with headquarters outside of the United States. Asset allocation emphasizes Europe, Australia, and the Far East.

   g. Model Portfolios

      Portfolio A is an ultraconservative fund with the highest concentration in the Stable Assets and Bond Funds.

      Portfolio B is a conservative fund with the highest concentration in the Stable Assets, Bond, and Core Equity Funds.

      Portfolio C is a moderate fund with a higher concentration of equities while still maintaining a high concentration of the Stable Assets and Bond Funds.

      Portfolio D is an aggressive fund with a still higher concentration in the Core Equity, Aggressive Equity, and International Equity Funds.

      Portfolio E is an ultra-aggressive fund investing only in the Core Equity, Aggressive Equity, and International Equity Funds.

      h. PGC Common Stock Fund and ESOPs

      The PGC Common Stock Fund invests in PGC Common Stock. Based upon participant contributions, dividend reinvestments, transfers, and withdrawals, the Secondary Trustee may buy or sell shares on the open market.

      The PGC Nonleveraged ESOP invests in PGC Common Stock based upon employer matching contributions for PGC employee participants.

      The PGE Leveraged ESOP invests in PGC Common Stock based upon employer matching contributions for PGE employee participants. The Leveraged ESOP borrowed $36 million in late 1990 from PGE, a wholly owned subsidiary of the Plan Sponsor, to fund the purchase of PGC Common Stock for PGE employees. Funding for debt service is accomplished through dividends, interest, and PGE contributions. The debt is secured by the unallocated shares of PGC common stock. Annual fixed interest is 9.0%, and the debt matures on October 17, 2000. There are no fixed minimum annual payments due. PGE management periodically evaluates the availability of shares in the leveraged ESOP for future allocation. Management may make additional loans to the Trust or contribute cash for stock purchases, as deemed necessary.

LOAN FUND

This fund records the issuance and repayment of loan principal and related interest over the life of loans issued to participants. The loan program allows active employees participating in the Plan to borrow up to one-half the value of their account, but not more than $50,000, over a maximum term of 60 months. Participants pay interest to their account based upon the share secured interest rate of the Electra Credit Union. The interest rate ranges on outstanding loans at December 31, 1996 was 6.0% to 7.33% and had maturity dates ranging from 1997 to 2001.

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contributions and allocation of (a) the Plan Sponsor's matching contribution (ESOP only) and (b) net Plan earnings. Allocations are based upon participant earnings (eligible compensation) or account balances, as defined by the Plan. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account. Participants are immediately vested in their accounts.

PAYMENT OF BENEFITS

The full value of the account is payable upon termination of employment, retirement, disability, or death. Retirees and former employees may choose to leave all or part of the full value of the account in the Plan up to age 70-1/2. After age 70-1/2, the Internal Revenue Service (IRS) required minimum distribution criteria must be met. No additional contributions may be made after retirement, termination, or death. For the year ended December 31, 1996, participant disbursements are transferred from the employees' investment elections to the Stable Assets Fund for distribution. Participant distributions of PGC common stock are disbursed directly from the ESOPs and PGC Common Stock Fund. For cash distribution of participants' investment in the PGE Leveraged ESOP, PGC common stock is repurchased from the participant.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

The accompanying financial statements are prepared on the accrual basis of accounting.

USE OF ESTIMATES

Management makes estimates and assumptions when preparing the financial statements in conformity with generally accepted accounting principles. These estimates and assumptions effect the amounts reported in the accompanying financial statements and the notes thereto. Actual results could differ from those estimates.

INVESTMENT VALUATION

Investments are recorded at quoted market prices or at estimated fair value. Many factors are considered in arriving at fair value. In general, however, corporate bonds are valued based on yields currently available on comparable securities of issuers with similar credit ratings. Investments in certain restricted common stocks are valued at the quoted market price of the issuer's unrestricted common stock less an appropriate discount. If a quoted market price for unrestricted common stock of the issuer is not available, restricted common stocks are valued at a multiple of current earnings less an appropriate discount. The multiple chosen is consistent with multiples of similar companies based on current market prices. Investment contracts with insurance companies are stated at contract value (see Note 7). Participant loans are stated at cost, which approximates fair value.

INCOME RECOGNITION

The difference in fair value from one period to the next is recognized and included in net appreciation in fair value of investments in the accompanying statement of changes in net assets available for plan benefits. The net appreciation in fair value of investments also included realized gains and losses.

For assets held outside the Master Trust, interest income is recorded on the accrual basis and dividend income is recorded on the ex-dividend date.

PAYMENT OF BENEFITS

Benefits are recorded when paid.

ADMINISTRATIVE EXPENSES

The Plan Sponsor pays administrative fees of the Plan, including trustee, record keeper and audit fees. The Master Trust pays investment management fees, brokerage fees, commissions and other costs associated with the administration of the Master Trust. Participants pay recordkeeper fees associated with their loans.

3.  TAX STATUS:

The IRS has determined and informed the Company by a letter dated May 23, 1995 that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). In the opinion of the Plan's administrator, the Plan is designed and is currently being operated in compliance with the applicable provisions of the IRC.

4.  RELATED PARTY TRANSACTIONS:

Certain Plan investments are shares in funds managed by Northern Trust Company and Wells Fargo. Northern Trust Company and Wells Fargo are the trustees as defined by the Plan and, therefore, these investments and investment transactions qualify as party-in-interest transactions. As the Plan holds common stock of the sponsor as an investment, these investments and investment transactions also qualify as party-in-interest transactions.

5.  RETIREMENT SAVINGS PLAN FINANCIAL STATEMENTS BY INVESTMENT OPTION:

Following are PGC Retirement Savings Plan financial statements with investment fund option information as of December 31, 1996 and 1995, and for the year ended December 31, 1996.


     STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                            AS OF DECEMBER 31, 1996

                                                                 Participant Directed
                                ---------------------------------------------------------------------------------------------------
                                                                                                                        Inter-
                                Loan           Stable         Bond          Balanced      Core Equity    Aggressive     national
                                FUND           ASSETS FUND    FUND          FUND          FUND           EQUITY FUND    EQUITY FUND
ASSETS:
  Investment, at fair value-
    Interest in PGC
      Investment
      Trust-Master Trust        $        -     $69,845,954    $2,579,690    $5,336,580    $52,200,125    $16,613,676    $4,267,337
    PGC common stock                     -               -             -             -              -              -             -
    Short-term investments               -         573,628        44,324        51,159        296,577        128,691        46,595
    Loans to participants        4,333,579               -             -             -              -              -             -
                                ----------     -----------    ----------    ----------    -----------    -----------    ----------
          Total investments      4,333,579      70,419,582     2,624,014     5,387,739     52,496,702     16,742,367     4,313,932

  Receivables-
    Employee contributions               -          61,000         2,000        10,000         73,000         30,000         9,000
    Employer contributions               -               -             -             -              -              -             -
    Accrued interest                     -           1,844           121           187            966            438           186
    Accrued dividends                    -               -             -             -              -              -             -
                                ----------     -----------    ----------    ----------    -----------    -----------    ----------
          Total receivables              -          62,844         2,121        10,187         73,966         30,438         9,186
                                ----------     -----------    ----------    ----------    -----------    -----------    ----------
          Total assets           4,333,579      70,482,426     2,626,135     5,397,926     52,570,668     16,772,805     4,323,118

LIABILITIES:
  Note payable to PGE                    -               -             -             -              -              -             -
                                ----------     -----------    ----------    ----------    -----------    -----------    ----------
          Total liabilities              -               -             -             -              -              -             -
                                ----------     -----------    ----------    ----------    -----------    -----------    ----------
NET ASSETS AVAILABLE FOR
  BENEFITS                      $4,333,579     $70,482,426    $2,626,135    $5,397,926    $52,570,668    $16,772,805    $4,323,118
                                ==========     ===========    ==========    ==========    ===========    ===========    ==========


                                                                      Participant Directed
                                ---------------------------------------------------------------------------------------------------

                                                     Model Portfolios
                               ------------------------------------------------------------- PGC Common     Nonleveraged  Leveraged
                               A           B           C            D            E           STOCK FUND     PGC ESOP      PGE ESOP
ASSETS:
  Investment, at fair value-
    Interest in PGC
      Investment
      Trust-Master Trust       $2,471,839  $5,493,763  $30,693,816  $46,316,257  $22,796,890 $        -     $            $        -
    PGC common stock                    -           -            -            -            -  7,845,657      257,000      5,681,000
    Short-term investments         33,686      43,625      191,298      320,090      172,376     18,320            -              -
    Loans to participants               -           -            -            -            -          -            -              -
                               ----------  ----------  -----------  -----------  ----------- ----------     --------     ----------
          Total investments     2,505,525   5,537,388   30,885,114   46,636,347   22,969,266  7,863,977      257,000      5,681,000

  Receivables-
  Employee contributions          3,000         8,000       50,000       98,000       54,000      7,000            -              -
    Employer contributions              -           -            -            -            -          -            -              -
    Accrued interest                  109         177          672        1,138          653        115            -              -
    Accrued dividends                   -           -            -            -            -     59,776            -              -
                               ----------  ----------  -----------  -----------  ----------- ----------     --------     ----------
          Total receivables         3,109       8,177       50,672       99,138       54,653     66,891            -              -
                               ----------  ----------  -----------  -----------  ----------- ----------     --------     ----------
          Total assets          2,508,634   5,545,565   30,935,786   46,735,485   23,023,919  7,930,868      257,000      5,681,000

LIABILITIES:
  Note payable to PGE                   -           -            -            -            -          -            -              -
                               ----------  ----------  -----------  -----------  ----------- ----------     --------     ----------
          Total liabilities             -           -            -            -            -          -            -              -
                               ----------  ----------  -----------  -----------  ----------- ----------     --------     ----------
NET ASSETS AVAILABLE FOR
  BENEFITS                     $2,508,634  $5,545,565  $30,935,786  $46,735,485  $23,023,919 $7,930,868     $257,000     $5,681,000
                               ==========  ==========  ===========  ===========  =========== ==========     ========     ==========





                                        Nonparticipant Directed
                                        ----------------------------------------------------

                                        Nonleveraged        PGE Leveraged ESOP
                                        ------------        --------------------------------
                                        PGC ESOP            ALLOCATED            UNALLOCATED          TOTAL
ASSETS:
  Investment, at fair value-
    Interest in PGC
      Investment
      Trust-Master Trust                $        -          $         -          $         -          $258,615,927
    PGC common stock                     3,045,959           66,980,964            5,209,065            89,019,645
    Short-term investments                  12,391                    -                    -             1,932,760
    Loans to participants                        -                    -                    -             4,333,579
                                        ----------          -----------          -----------          ------------
          Total investments              3,058,350           66,980,964            5,209,065           353,901,911

  Receivables-
    Employee contributions                       -                    -                    -               405,000
    Employer contributions                   8,500                    -              298,000               306,500
    Accrued interest                            29                    -                5,559                12,194
    Accrued dividends                       25,165              553,615               39,743               678,299
                                        ----------          -----------          -----------          ------------
          Total receivables                 33,694              553,615              343,302             1,401,993
                                        ----------          -----------          -----------          ------------
          Total assets                   3,092,044           67,534,579            5,552,367           355,303,904

LIABILITIES:
  Note payable to PGE                            -                    -            2,065,185             2,065,185
                                        ----------          -----------          -----------          ------------
          Total liabilities                      -                    -            2,065,185             2,065,185
                                        ----------          -----------          -----------          ------------
NET ASSETS AVAILABLE FOR
  BENEFITS                              $3,092,044          $67,534,579          $ 3,487,182          $353,238,719
                                        ==========          ===========          ===========          ============





     STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                            AS OF DECEMBER 31, 1995

                                                                        Participant Directed
                                ---------------------------------------------------------------------------------------------------
                                                                                                                        Inter-
                                Loan           Stable         Bond          Balanced      Core Equity    Aggressive     national
                                FUND           ASSETS FUND    FUND          FUND          FUND           EQUITY FUND    EQUITY FUND

ASSETS:
  Investment, at fair value-
    Interest in PGC
      Investment Trust-
      Master Trust              $        -     $73,848,576    $2,568,689    $4,429,360    $41,883,503    $13,183,861    $3,341,443
    PGC common stock                     -               -             -             -              -              -             -
    Short-term investments               -         267,960        10,130        21,348        157,576         58,067        16,928
    Loans to participants        4,348,071               -             -             -              -              -             -
                                ----------     -----------    ----------    ----------    -----------    -----------    ----------
          Total investments      4,348,071      74,116,536     2,578,819     4,450,708     42,041,079     13,241,928     3,358,371

  Receivables-
    Employee contributions               -          70,000         4,000        11,000         72,000         27,000         6,000
    Employer contributions               -               -             -             -              -              -             -
    Accrued interest                     -           1,397            82           146            861            338           116
    Accrued dividends                    -               -             -             -              -              -             -
                                ----------     -----------    ----------    ----------    -----------    -----------    ----------
          Total receivables              -          71,397         4,082        11,146         72,861         27,338         6,116
                                ----------     -----------    ----------    ----------    -----------    -----------    ----------
          Total assets           4,348,071      74,187,933     2,582,901     4,461,854     42,113,940     13,269,266     3,364,487

LIABILITIES:
  Note payable to PGE                    -               -             -             -              -              -             -
                                ----------     -----------    ----------    ----------    -----------    -----------    ----------
          Total liabilities              -               -             -             -              -              -             -
                                ----------     -----------    ----------    ----------    -----------    -----------    ----------
NET ASSETS AVAILABLE FOR
  BENEFITS                      $4,348,071     $74,187,933    $2,582,901    $4,461,854    $42,113,940    $13,269,266    $3,364,487
                                ==========     ===========    ==========    ==========    ===========    ===========    ==========




                                                                            Participant Directed
                                          ----------------------------------------------------------------------------------------

                                                     Model Portfolios
                               --------------------------------------------------------------  PGC Common  Nonleveraged  Leveraged
                               A           B           C             D            E            Stock Fund  PGC ESOP      PGE ESOP
ASSETS:
  Investment, at fair value-
    Interest in PGC
      Investment Trust-
      Master Trust             $3,407,099  $7,587,749  $25,621,818   $35,057,603  $17,150,664  $        -  $     -       $        -
    PGC common stock                    -           -            -             -            -   4,712,872   66,000        1,097,000
    Short-term investments         62,780      22,209      111,527       139,171       80,350      11,248        -                -
    Loans to participants               -           -            -             -            -           -        -                -
                               ----------  ----------  -----------   -----------  -----------  ----------   ------       ----------
          Total investments     3,469,879   7,609,958   25,733,345    35,196,774   17,231,014   4,724,120   66,000        1,097,000

  Receivables-
    Employee contributions          5,000      11,000       50,000        80,000       39,000       4,000        -                -
    Employer contributions              -           -            -             -            -           -        -                -
    Accrued interest                  167         153          661         1,056          463         112        -                -
    Accrued dividends                   -           -            -             -            -      48,569        -                -
                               ----------  ----------  -----------   -----------  -----------  ----------  -------       ----------
          Total receivables         5,167      11,153       50,661        81,056       39,463      52,681        -                -
                               ----------  ----------  -----------   -----------  -----------  ----------  -------       ----------
          Total assets          3,475,046   7,621,111   25,784,006    35,277,830   17,270,477   4,776,801   66,000        1,097,000

LIABILITIES:
  Note payable to PGE                   -           -            -             -            -           -        -                -
                               ----------  ----------  -----------   -----------  -----------  ----------  -------       ----------
          Total liabilities             -           -            -             -            -           -        -                -
                               ----------  ----------  -----------   -----------  -----------  ----------  -------       ----------
NET ASSETS AVAILABLE FOR
  BENEFITS                     $3,475,046  $7,621,111  $25,784,006   $35,277,830  $17,270,477  $4,776,801  $66,000       $1,097,000
                               ==========  ==========  ===========   ===========  ===========  ==========  =======       ==========


                                        Nonparticipant Directed
                                        ----------------------------------------------------
                                        Nonleveraged        PGE Leveraged ESOP
                                        ------------        --------------------------------
                                        PGC ESOP            ALLOCATED            UNALLOCATED          TOTAL
ASSETS:
  Investment, at fair value-
    Interest in PGC
      Investment Trust-
      Master Trust                      $        -          $         -          $         -          $228,080,365
    PGC common stock                     2,121,966           44,988,998           10,905,987            63,892,823
    Short-term investments                  93,794                    -                  919             1,054,007
    Loans to participants                        -                    -                    -             4,348,071
                                        ----------          -----------          -----------          ------------
          Total investments              2,215,760           44,988,998           10,906,906           297,375,266

  Receivables-
    Employee contributions                       -                    -                    -               379,000
    Employer contributions                   3,500                    -              234,000               237,500
    Accrued interest                           444                    -                6,226                12,222
    Accrued dividends                       22,537              483,925              114,518               669,549
                                        ----------          -----------          -----------          ------------
          Total receivables                 26,481              483,925              354,744             1,298,271
                                        ----------          -----------          -----------          ------------
          Total assets                   2,242,241           45,472,923           11,261,650           298,673,537

LIABILITIES:
  Note payable to PGE                            -                    -            6,215,539             6,215,539
                                        ----------          -----------          -----------          ------------
          Total liabilities                      -                    -            6,215,539             6,215,539
                                        ----------          -----------          -----------          ------------
NET ASSETS AVAILABLE FOR
  BENEFITS                              $2,242,241          $45,472,923          $ 5,046,111          $292,457,998
                                        ==========          ===========          ===========          ============

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR
         BENEFITS WITH FUND INFORMATION

      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                     Participant Directed
                               ---------------------------------------------------------------------------------------------------
                                                                                                                       Inter-
                               Loan           Stable         Bond          Balanced      Core Equity    Aggressive     national
                               FUND           ASSETS FUND    FUND          FUND          FUND           EQUITY FUND    EQUITY FUND
ADDITIONS TO PLAN ASSETS:
  Investment income-
    Interest                   $  250,314     $    19,788    $    4,449    $    3,409    $    15,949    $     7,737    $    3,025
    Dividends                           -               -             -             -              -              -             -
    Net appreciation in
      fair value of
      investments                       -               -             -             -              -              -             -
  Income from PGC
    Investment Trust-
      Master Trust, net                 -       4,374,579        23,834       685,549      8,921,082      2,143,826       211,969
                               ----------     -----------    ----------    ----------    -----------    -----------    ----------
          Total investment
            income                250,314       4,394,367        28,283       688,958      8,937,031      2,151,563       214,994

  Contributions-
    Employee                            -       1,893,003        90,214       298,636      2,142,242        812,524       220,753
    Employer                            -               -             -             -              -              -             -
                               ----------     -----------    ----------    ----------    -----------    -----------    ----------
          Total
            contributions               -       1,893,003        90,214       298,636      2,142,242        812,524       220,753
                               ----------     -----------    ----------    ----------    -----------    -----------    ----------
          Total additions         250,314       6,287,370       118,497       987,594     11,079,273      2,964,087       435,747

DEDUCTIONS FROM PLAN
  ASSETS:
    Payments for-
      Interest expense                  -               -             -             -              -              -             -
      Investment fees                   -          (1,620)           (5)          (75)          (690)          (220)          (20)
      Benefits to
        participants             (264,806)     (4,336,239)      (17,426)     (179,638)      (953,824)      (411,369)      (66,984)
                               ----------     -----------    ----------    ----------    -----------    -----------    ----------
          Total deductions       (264,806)     (4,337,859)      (17,431)     (179,713)      (954,514)      (411,589)      (67,004)
                               ----------     -----------    ----------    ----------    -----------    -----------    ----------
NET INCREASE (DECREASE)           (14,492)      1,949,511       101,066       807,881     10,124,759      2,552,498       368,743

TRANSFERS:
  Allocation of 303,505
    shares of PGC common
    stock at fair market
    value                               -               -             -             -              -              -             -
  Interfund transfers, net              -      (5,655,018)      (57,832)      128,191        331,969        951,041       589,888
                               ----------     -----------    ----------    ----------    -----------    -----------    ----------
          Total transfers               -      (5,655,018)      (57,832)      128,191        331,969        951,041       589,888

NET ASSETS AVAILABLE FOR
  BENEFITS, beginning of
  year                          4,348,071      74,187,933     2,582,901     4,461,854     42,113,940     13,269,266     3,364,487
                               ----------     -----------    ----------    ----------    -----------    -----------    ----------
NET ASSETS AVAILABLE FOR
  BENEFITS, end of year        $4,333,579     $70,482,426    $2,626,135    $5,397,926    $52,570,668    $16,772,805    $4,323,118
                               ==========     ===========    ==========    ==========    ===========    ===========    ==========


                                                                            Participant Directed
                            -------------------------------------------------------------------------------------------------------
                                                         Model Portfolios
                            -----------------------------------------------------------------  PGC Common  Nonleveraged  Leveraged
                            A             B             C            D            E            Stock Fund  PGC ESOP      PGC ESOP
ADDITIONS TO PLAN ASSETS:
  Investment income-
    Interest                $     2,954   $     3,284   $    11,295  $    15,752  $    14,228  $    2,419  $      -      $        -
    Dividends                         -             -             -            -                  218,810
    Net appreciation in
      fair value of
      investments                     -             -             -            -                2,200,331         -               -
  Income from PGC
    Investment Trust-
      Master Trust, net         167,769       517,824     3,075,340    5,279,997    2,863,353           -         -               -
                            -----------   -----------   -----------  -----------  -----------  ----------  --------      ----------
          Total investment
            income              170,723       521,108     3,086,635    5,295,749    2,877,581   2,421,560         -               -

  Contributions-
    Employee                    125,649       263,152     1,447,639    2,530,732    1,312,257     165,801         -               -
    Employer                          -             -             -            -            -           -         -               -
                            -----------   -----------   -----------  -----------  -----------  ----------  --------      ----------
          Total
            contributions       125,649       263,152     1,447,639    2,530,732    1,312,257     165,801         -               -
                            -----------   -----------   -----------  -----------  -----------  ----------  --------      ----------
          Total additions       296,372       784,260     4,534,274    7,826,481    4,189,838   2,587,361         -               -

DEDUCTIONS FROM PLAN
  ASSETS:
    Payments for-
      Interest expense                -             -             -            -            -           -         -               -
      Investment fees               (35)          (30)         (165)        (190)         (70)          -         -               -
      Benefits to
        participants            (99,811)     (812,583)     (788,008)  (1,055,523)    (185,180)   (213,817)        -               -
                            -----------   -----------   -----------  -----------  -----------  ----------  --------      ----------
          Total deductions      (99,846)     (812,613)     (788,173)  (1,055,713)    (185,250)   (213,817)        -               -
                            -----------   -----------   -----------  -----------  -----------  ----------  --------      ----------
NET INCREASE (DECREASE)         196,526       (28,353)    3,746,101    6,770,768    4,004,588   2,373,544         -               -

TRANSFERS:
  Allocation of 303,505
    shares of PGC common
    stock at fair market
    value                             -             -             -            -            -           -         -               -
  Interfund transfers, net   (1,162,938)   (2,047,193)    1,405,679    4,686,887    1,748,854     780,523   191,000       4,584,000
                            -----------   -----------   -----------  -----------  -----------  ----------  --------      ----------
          Total transfers    (1,162,938)   (2,047,193)    1,405,679    4,686,887    1,748,854     780,523   191,000       4,584,000

NET ASSETS AVAILABLE FOR
  BENEFITS, beginning of
  year                        3,475,046     7,621,111    25,784,006   35,277,830   17,270,477   4,776,801    66,000       1,097,000
                            -----------   -----------   -----------  -----------  -----------  ----------  --------      ----------
NET ASSETS AVAILABLE FOR
  BENEFITS, end of year     $ 2,508,634   $ 5,545,565   $30,935,786  $46,735,485  $23,023,919  $7,930,868  $257,000      $5,681,000
                            ===========   ===========   ===========  ===========  ===========  ==========  ========      ==========


                                            Nonparticipant Directed
                                            ----------------------------------------------------
                                            Nonleveraged        PGE Leveraged ESOP
                                            ------------        --------------------------------
                                            PGC ESOP            ALLOCATED            UNALLOCATED          TOTAL
ADDITIONS TO PLAN ASSETS:
  Investment income-
    Interest                                $    3,181          $         -          $    42,776          $    400,560
    Dividends                                   99,223            2,133,113              268,272             2,719,418
    Net appreciation in
      fair value of
      investments                            1,006,721           21,791,737            2,402,215            27,401,004
  Income from PGC
    Investment Trust-
      Master Trust, net                              -                    -                    -            28,265,122
                                            ----------          -----------          -----------          ------------
          Total investment
            income                           1,109,125           23,924,850            2,713,263            58,786,104

  Contributions-
    Employee                                         -                    -                    -            11,302,602
    Employer                                   112,973  -                              2,224,210             2,337,183
                                            ----------          -----------          -----------          ------------
          Total
            contributions                      112,973  -                              2,224,210            13,639,785
                                            ----------          -----------          -----------          ------------
          Total additions                    1,222,098           23,924,850            4,937,473            72,425,889

DEDUCTIONS FROM PLAN
  ASSETS:
    Payments for-
      Interest expense                               -                    -             (459,197)             (459,197)
      Investment fees                                -                    -                    -                (3,120)
      Benefits to
        participants                          (154,953)          (1,642,690)                   -           (11,182,851)
                                            ----------          -----------          -----------          ------------
          Total deductions                    (154,953)          (1,642,690)            (459,197)          (11,645,168)
                                            ----------          -----------          -----------          ------------
NET INCREASE (DECREASE)                      1,067,145           22,282,160            4,478,276            60,780,721

TRANSFERS:
  Allocation of 303,505
    shares of PGC common
    stock at fair market
    value                                            -            6,037,205           (6,037,205)                    -
  Interfund transfers, net                    (217,342)          (6,257,709)                   -                     -
                                            ----------          -----------          -----------          ------------
          Total transfers                     (217,342)            (220,504)          (6,037,205)                    -

NET ASSETS AVAILABLE FOR
  BENEFITS, beginning of
  year                                       2,242,241           45,472,923            5,046,111           292,457,998
                                            ----------          -----------          -----------          ------------
NET ASSETS AVAILABLE FOR
  BENEFITS, end of year                     $3,092,044          $67,534,579          $ 3,487,182          $353,238,719
                                            ==========          ===========          ===========          ============

6.  BANK-ADMINISTERED INVESTMENTS:

The Plan's investments are held by bank-administered trust funds. The following table presents the fair values of investments as determined by quoted market price. The investment contracts with insurance companies included in the Stable Assets Fund and Model Portfolios A-E are presented in further detail in Note 7. Investments that represent 5% or more of the total Plan assets are separately identified.

                                       December 31, 1996                            December 31, 1995
                                       ---------------------------------            ---------------------------------
                                                                                    Number of
                                       Number of Shares or                          Shares or
INVESTMENTS AT FAIR VALUE              UNITS                 FAIR VALUE             UNITS                FAIR VALUE
PGC common stock                         2,119,688           $ 89,019,645            2,193,745           $ 63,892,823
PGC Investment Trust                    19,095,292            258,615,927           18,964,489            228,080,365
Other                                            -              6,266,339                    -              5,402,078
                                                             ------------                                ------------
Total Investments at Fair
  Value                                                      $353,901,911                                $297,375,266
                                                             ============                                ============

7.  INVESTMENT CONTRACTS WITH INSURANCE COMPANIES:

The Stable Assets Fund of the Master Trust invests in a diversified portfolio of guaranteed investment contracts (GICs) issued by major U.S. and Canadian life insurance companies.

The estimated fair value of all GICs at December 31, 1996 and 1995 was approximately $60,531,591 and $75,800,443, respectively. Even though the total fair value of GICs varies from contract value, participants will only realize the contract value since these GICs are not negotiable on an open market.

The total fair value of the GICs was estimated using various discount rates based upon an average maturity.

In December 1995, the Confederation Life contracts with face value totaling $2,085,000 were assigned to a third party for $1,423,000. The proceeds plus approximately $2 million in cash were used to purchase a three year, separate account GIC with Pacific Mutual. The loss on the Confederation Life assignment of $662,000 will be deferred over the three year contract period of the Pacific Mutual contract, resulting in a net fixed interest rate of .78%.

Following are the contract values of these contracts at December 31, 1996 and 1995.

                                                                        1996                       1995
ALLSTATE LIFE GA-5118 8.300% MATURES 5/9/96                             $         -                $ 2,951,195
ALLSTATE LIFE GA-5356 6.500% MATURES 9/30/97                              2,627,665                  2,467,291
ALLSTATE LIFE GA-5382 6.700% MATURES 12/23/97                             1,312,378                  1,229,970
ALLSTATE LIFE GA-5926 5.660% MATURES 12/31/01                             7,335,870                          -
BUSINESSMEN'S COMPANY 1131 5.810% MATURES 3/22/99                         4,007,434                  4,006,814
CANADA LIFE P-45543 7.830% MATURES 2/28/97                                3,295,594                  3,056,286
COMMONWEALTH LIFE ADA-00757FR 6.320% MATURES 12/22/2000                   5,483,713                  5,157,306
JOHN HANCOCK CONTRACT GAC-8553 7.120% MATURES 9/30/99                     5,152,874                          -
JOHN HANCOCK LIFE GAC-6110 7.000% MATURES 4/1/97                          4,206,733                  5,242,196
LIFE OF VIRGINIA GS-2508 7.540% MATURES 10/31/96                                  -                  5,415,221
NATIONWIDE LIFE INSURANCE CO. GA-P4305 8.500% MATURES
  2/9/96                                                                          -                  3,001,270
NATIONWIDE LIFE INSURANCE CO. GA-P7192 6.550% MATURES
  12/23/97                                                                1,304,435                  1,224,247
NEW YORK LIFE INSURANCE CO. GA-30505 6.670% MATURES
  6/30/00                                                                 5,235,066                          -
OHIO NATIONAL GA-5352 8.670% MATURES 11/1/96                                      -                  1,804,622
OHIO NATIONAL GA-5353 8.690% MATURES 1/2/97                               1,963,038                  1,806,089
OHIO NATIONAL GA-5366 8.100% MATURES 11/22/96                                     -                  1,404,245
PACIFIC MUTUAL SEPARATE ACCOUNT GIC G-26219 .78% MATURES
  12/29/98                                                                5,743,708                  3,515,247
PENN MUTUAL LIFE GVC-91215 7.000% MATURES 11/3/97                         2,705,018                  2,528,054
PRINCIPAL MUTUAL GA4-750 7.450% MATURES 3/21/97                           4,331,704                  4,031,278
PROTECTIVE LIFE GA-441 8.600% MATURES 4/9/96                                      -                  1,061,794
PROVIDENT NATIONAL 027-05310 6.820% MATURES 10/31/97                      4,028,608                  3,771,399
SUN LIFE ASSURANCE S-0659-G 8.670% MATURES 3/11/96                                -                  3,023,362
SUN LIFE ASSURANCE S-0666-G 8.570% MATURES 4/5/96                                 -                  4,488,987
SUN LIFE ASSURANCE S-0691-G 8.620% MATURES 9/2/96                                 -                  4,412,325
SUN LIFE ASSURANCE S-0713-G 8.810% MATURES 12/26/96                       1,970,351                  3,647,700
THE TRAVELERS GR-15731 8.720% MATURES 5/31/96                                     -                  2,992,345
THE TRAVELERS GR-15808 8.520% MATURES 7/31/96                                     -                  3,661,990
                                                                        -----------                -----------
TOTAL INVESTMENT CONTRACTS WITH INSURANCE COMPANIES                     $60,704,189                $75,901,233
                                                                        ===========                ===========

THE TOTAL CREDITING INTEREST RATE AND AVERAGE YIELD WERE APPROXIMATELY 7% IN 1996 AND 1995.

8.  OTHER INVESTMENT CONTRACTS:

In December 1995 and 1996, the Plan allocated $10,000,000 and
$10,500,000, respectively, of the stable asset fund for investment in synthetic investment contracts. These contracts operate similarly to a guaranteed investment contract, except that the assets are held by the Primary Trustee. Under these contracts, the Plan has authorized Dwight Asset Management Company (the Manager) to make investment decision as governed by the Management Guidelines approved by the Plan Administrator. Two separate financially responsible third parties guarantee that plan transactions within each of the contracts will be executed at contract value. As of December 31, 1996, these investments are reported at contract value in the accompanying statement of master trust assets with fund information totaling $20,558,266, which approximates fair value (see Note 9). The crediting interest rates for the two contracts are reset quarterly and are a function of the Manager's performance against an appropriate industry benchmark. In no event shall the crediting interest rate be less than 0%. The first contract, effective December 1995 and totaling $10,004,371, includes approximately $5 million of shares in a fund offered by PIMCO Capital Management with the remaining $5 million of shares in a fund offered by Lotsoff Capital. At December 31, 1996 and 1995, the crediting interest rate was 5.495% and 5.520%, respectively. The second contract, effective December 1996 and totaling $10,553,895, includes a portfolio of AAA rated bonds consisting primarily of U.S. Government obligations, agency passthroughs and asset-backed securities. At December 31, 1996, the crediting interest rate was 7%.

9.  PORTLAND GENERAL CORPORATION INVESTMENT TRUST - MASTER TRUST:

The Master Trust invests for the benefit of the PGC Pension Plan and this Plan. Units are purchased by these Plans based on the market value of units in the Trust. Income of the Master Trust is allocated to the Plan based on units of participation and is shown in the following statements of changes in master trust assets with fund information.

As of December 31, 1996, the participant directed investment funds shown in the following statements of master trust assets with fund information are comprised of funds in those investment options and funds from the premixed investment options, Model Portfolios A-E. The nonparticipant directed funds represent the portion of Master Trust assets held by the PGC Pension Plan. The following table summarizes the percentage of each participant directed investment option relative to the RSP portion of the Master Trust fund balance on the following page. When these percentages are applied to the Retirement Savings Plan investments in the Master Trust, they approximate the by-fund investments shown in Note 5.

                                      Stable                          Core              Aggressive
                                      Assets          Bond            Equity            Equity               International
INVESTMENT OPTION                     FUND            FUND            FUND              FUND                 EQUITY FUND
Stable Assets Fund                     83.24%           -   %           -   %             -   %                -   %
Bond Fund                               -              14.99            -                 -                    -
Balanced Fund                           -              11.95            3.38              -                    -
Core Equity Fund                        -               -              53.72              -                    -
Aggressive Equity Fund                  -               -               -                45.51                 -
International Equity Fund               -               -               -                 -                   17.92
Portfolio A                             1.22            5.43            0.27              0.34                 0.52
Portfolio B                             1.99            9.13            1.18              1.52                 2.30
Portfolio C                             8.21           34.96            9.48             11.85                17.84
Portfolio D                             5.34           23.54           20.03             25.31                38.13
Portfolio E                             -               -              11.94             15.47                23.29
                                      -------         -------         -------           -------              -------
Total                                 100.00%         100.00%         100.00%           100.00%              100.00%
                                      =======         =======         =======           =======              =======


STATEMENT OF MASTER TRUST ASSETS WITH FUND INFORMATION

AS OF DECEMBER 31, 1996



                                                                   Retirement Savings Plan
                                                                   ---------------------------------------

                                                                   Participant   Participant   Participant
                                                                   Directed      Directed      Directed
                                                                   Stable        Bond          Core
                                                                   Assets Fund   Fund          Equity Fund

ASSETS:
  Investments-
    At fair value:
      Common stock and shares in registered investment companies   $      -      $    31,555   $95,410,357
      Preferred stock                                                     -             -             -
      Corporate bonds                                               13,315,142     6,993,765          -
      U.S. Government and agencies issues                            6,194,342     9,184,848          -
      Foreign and miscellaneous securities                             433,602       140,962          -
      Short-term investments                                         3,159,273       561,469     1,643,273
    At contract value:
      Investment contracts with insurance companies                 60,704,189          -             -
                                                                   -----------   -----------   -----------
          Total investments                                         83,806,548    16,912,599    97,053,630

  Receivables-
    Accrued income                                                     104,749       302,214       121,029
                                                                   -----------   -----------   -----------
          Total receivables                                            104,749       302,214       121,029
                                                                   -----------   -----------   -----------
          Total assets                                             $83,911,297   $17,214,813   $97,174,659
                                                                   ===========   ===========   ===========

                                                                   Retirement Savings Plan
                                                                   ---------------------------

                                                                   Participant   Participant
                                                                   Directed      Directed
                                                                   Aggressive    International
                                                                   Equity Fund   Equity Fund

ASSETS:
  Investments-
    At fair value:
      Common stock and shares in registered investment companies   $31,731,020   $23,803,799
      Preferred stock                                                1,879,700          -
      Corporate bonds                                                     -             -
      U.S. Government and agencies issues                                 -             -
      Foreign and miscellaneous securities                                -             -
      Short-term investments                                         2,870,021           656
    At contract value:
      Investment contracts with insurance companies                       -             -
                                                                   -----------   -----------
          Total investments                                         36,480,741    23,804,455

  Receivables-
    Accrued income                                                      25,648         4,314
                                                                   -----------   -----------
          Total receivables                                             25,648         4,314
                                                                   -----------   -----------
          Total assets                                             $36,506,389   $23,808,769
                                                                   ===========   ===========




                                                                   Pension Plan
                                                                   ----------------------------------------------------------------

                                                                   Nonparticipant   Nonparticipant   Nonparticipant  Nonparticipant
                                                                   Directed         Directed         Directed        Directed
                                                                   Bond             Core             Aggressive      International
                                                                   Fund             Equity Fund      Equity Fund     Equity Fund

ASSETS:
  Investments-
    At fair value:
      Common stock and shares in registered investment companies   $      -          $ 99,322,776    $46,910,715     $14,840,196
      Preferred stock                                                     -                  -         2,760,470            -
      Corporate bonds                                               16,511,396               -              -               -
      U.S. Government and agencies issues                           44,359,210               -              -               -
      Foreign and miscellaneous securities                           1,029,007               -              -               -
      Short-term investments                                         2,308,625          1,528,824      4,239,306             772
    At contract value:
      Investment contracts with insurance companies                       -                  -              -               -
                                                                   -----------       ------------    -----------     -----------
          Total investments                                         64,208,238        100,851,600     53,910,491      14,840,968

  Receivables-
    Accrued income                                                   1,021,513            108,239         37,798               4
                                                                   -----------       ------------    -----------     -----------
          Total receivables                                          1,021,513            108,239         37,798               4
                                                                   -----------       ------------    -----------     -----------
          Total assets                                             $65,229,751       $100,959,839    $53,948,289     $14,840,972
                                                                   ===========       ============    ===========     ===========



                                                                   Pension Plan
                                                                   ------------

                                                                   Total
                                                                   Investment
                                                                   Trust

ASSETS:
  Investments-
    At fair value:
      Common stock and shares in registered investment companies   $312,050,418
      Preferred stock                                                 4,640,170
      Corporate bonds                                                36,820,303
      U.S. Government and agencies issues                            59,738,400
      Foreign and miscellaneous securities                            1,603,571
      Short-term investments                                         16,312,219
    At contract value:
      Investment contracts with insurance companies                  60,704,189
                                                                   ------------
          Total investments                                         491,869,270

  Receivables-
    Accrued income                                                    1,725,508
                                                                   ------------
          Total receivables                                           1,725,508
                                                                   ------------
          Total assets                                             $493,594,778
                                                                   ============


STATEMENT OF MASTER TRUST ASSETS WITH FUND INFORMATION

 AS OF DECEMBER 31, 1995

                                                                      Retirement Savings Plan
                                                                      -----------------------------------------------------
                                                                      Participant   Participant   Participant   Participant
                                                                      Directed      Directed      Directed      Directed
                                                                      Stable        Bond          Balanced      Core
                                                                      Assets Fund   Fund          Fund          Equity Fund
ASSETS:
  Investments-
    At fair value:
      Common stock and shares in registered investment companies      $ 5,003,554   $    25,500   $2,385,946    $72,323,230
      Preferred stock                                                        -             -            -           354,219
      Corporate bonds                                                        -        5,878,143    2,043,414           -
      U.S. Government and agencies issues                                    -        7,586,075         -              -
      Foreign and miscellaneous securities                                   -          290,340         -              -
      Short-term investments                                            5,772,974       494,629         -         2,188,890
    At contract value:
      Investment contracts with insurance companies                    75,901,233          -            -              -
                                                                      -----------   -----------   ----------    -----------
          Total investments                                            86,677,761    14,274,687    4,429,360     74,866,339

  Receivables-
    Accrued income                                                         42,175       260,268         -            85,806
    Receivable from brokers for securities sold but not yet settled             -             -         -            37,888
                                                                      -----------   -----------   ----------    -----------
          Total receivables                                                42,175       260,268         -           123,694
                                                                      -----------   -----------   ----------    -----------
          Total assets                                                 86,719,936    14,534,955    4,429,360     74,990,033

LIABILITIES:
  Payable to brokers for securities purchase not yet received                   -             -            -        384,736
                                                                      -----------   -----------   ----------    -----------
          Net assets                                                  $86,719,936   $14,534,955   $4,429,360    $74,605,297
                                                                      ===========   ===========   ==========    ===========


                                                                      Retirement Savings Plan
                                                                      -----------------------------------------------------------
                                                                      Participant   Participant
                                                                      Directed      Directed
                                                                      Aggressive    International
                                                                      Equity Fund   Equity Fund
ASSETS:
  Investments-
    At fair value:
      Common stock and shares in registered investment companies      $24,120,513   $19,258,682
      Preferred stock                                                   1,251,212          -
      Corporate bonds                                                        -             -
      U.S. Government and agencies issues                                    -             -
      Foreign and miscellaneous securities                                   -             -
      Short-term investments                                            3,191,984          -
    At contract value:
      Investment contracts with insurance companies                          -             -
                                                                      -----------   -----------
          Total investments                                            28,563,709    19,258,682

  Receivables-
    Accrued income                                                         24,170         9,150
    Receivable from brokers for securities sold but not yet settled       197,954          -
                                                                      -----------   -----------
          Total receivables                                               222,124         9,150
                                                                      -----------   -----------
          Total assets                                                 28,785,833    19,267,832

LIABILITIES:
  Payable to brokers for securities purchase not yet received             262,848          -
                                                                      -----------   -----------
          Net assets                                                  $28,522,985   $19,267,832
                                                                      ===========   ===========



                                                                      Pension Plan
                                                                      ------------------------------------------------
                                                                      Nonparticipant   Nonparticipant   Nonparticipant
                                                                      Directed         Directed         Directed
                                                                      Bond             Core             Aggressive
                                                                      Fund             Equity Fund      Equity Fund

ASSETS:
  Investments-
    At fair value:
      Common stock and shares in registered investment companies      $      -         $ 92,519,888     $40,257,851
      Preferred stock                                                        -                 -          2,028,163
      Corporate bonds                                                  14,488,082              -               -
      U.S. Government and agencies issues                              41,304,367              -               -
      Foreign and miscellaneous securities                              2,934,583              -               -
      Short-term investments                                            1,708,343         2,462,823       5,272,761
    At contract value:
      Investment contracts with insurance companies                          -                 -               -
                                                                      -----------      ------------     -----------

          Total investments                                            60,435,375        94,982,711      47,558,775

  Receivables-
    Accrued income                                                        904,723           147,670          40,239
    Receivable from brokers for securities sold but not yet settled          -               48,313         331,581
                                                                      -----------      ------------     -----------
          Total receivables                                               904,723           195,983         371,820

          Total assets                                                 61,340,098        95,178,694      47,930,595

LIABILITIES:
  Payable to brokers for securities purchase not yet received                   -            53,796         440,190
                                                                      -----------      ------------     -----------
          Net assets                                                  $61,340,098      $ 95,124,898     $47,490,405
                                                                      ===========      ============     ===========

                                                                      Pension Plan
                                                                      ----------------------------
                                                                      Nonparticipant
                                                                      Directed         Total
                                                                      International    Investment
                                                                      Equity Fund      Trust

ASSETS:
  Investments-
    At fair value:
      Common stock and shares in registered investment companies      $22,421,813      $278,316,977
      Preferred stock                                                        -            3,633,594
      Corporate bonds                                                        -           22,409,639
      U.S. Government and agencies issues                                    -           48,890,442
      Foreign and miscellaneous securities                                   -            3,224,923
      Short-term investments                                                 -           21,092,404
    At contract value:
      Investment contracts with insurance companies                          -           75,901,233
                                                                      -----------      ------------

          Total investments                                            22,421,813       453,469,212

  Receivables-
    Accrued income                                                         19,055         1,533,256
    Receivable from brokers for securities sold but not yet settled          -              615,736
                                                                      -----------      ------------
          Total receivables                                                19,055         2,148,992

          Total assets                                                 22,440,868       455,618,204

LIABILITIES:
  Payable to brokers for securities purchase not yet received                -            1,141,570
                                                                      -----------      ------------
          Net assets                                                  $22,440,868      $454,476,634
                                                                      ===========      ============

STATEMENT OF CHANGES IN MASTER TRUST ASSETS WITH FUND INFORMATION
FOR THE YEAR ENDED

DECEMBER 31, 1996


                                 Retirement Savings Plan
                                 --------------------------------------------------------------------------------------------------
                                 Participant      Participant      Participant     Participant     Participant        Participant
                                 Directed         Directed         Directed        Directed        Directed           Directed
                                 Stable           Bond             Balanced        Core            Aggressive         International
                                 Assets Fund      Fund             Fund            Equity Fund     Equity Fund        Equity Fund

INVESTMENT INCOME:
  Net investment gains
    (losses)                     $      -         $  (590,800)     $   129,374     $14,743,604     $ 4,652,224        $   936,707
  Interest                         5,391,310        1,173,791           54,065         140,106         202,580                632
  Dividends                             -                -              22,291       1,911,002         221,321            255,692
  Investment fees                   (156,197)         (78,586)               -        (395,732)       (328,245)           (20,017)
                                 -----------      -----------      -----------     -----------     -----------        -----------
          Total investment
            income                 5,235,113          504,405          205,730      16,398,980       4,747,880          1,173,014

  Funds (withdrawn)
    invested by-
      Pension plan                      -                -                -               -               -                  -
      Retirement savings
        plan                      (8,043,752)       2,175,453       (4,635,090)      6,170,382       3,235,524          3,367,923
                                 -----------      -----------      -----------     -----------     -----------        -----------
          Total funds
            (withdrawn)
            invested              (8,043,752)       2,175,453       (4,635,090)      6,170,382       3,235,524          3,367,923
                                 -----------      -----------      -----------     -----------     -----------        -----------
INCREASE (DECREASE) IN            (2,808,639)       2,679,858       (4,429,360)     22,569,362       7,983,404          4,540,937
  NET ASSETS

NET ASSETS, beginning of
  year                            86,719,936       14,534,955        4,429,360      74,605,297      28,522,985         19,267,832
                                 -----------      -----------      -----------     -----------     -----------        -----------
NET ASSETS, end of year          $83,911,297      $17,214,813      $      -        $97,174,659     $36,506,389        $23,808,769
                                 ===========      ===========      ===========     ===========     ===========        ===========


                                        Pension Plan
                                        -----------------------------------------------------------------------------------------
                                        Nonparticipant     Nonparticipant       Nonparticipant      Nonparticipant
                                        Directed           Directed             Directed            Directed         Total
                                        Bond               Core                 Aggressive          International    Investment
                                        Fund               Equity Fund          Equity Fund         Equity Fund      Trust

INVESTMENT INCOME:
  Net investment gains
    (losses)                            $(2,763,963)       $ 16,551,632         $ 8,218,286         $ 1,501,830      $ 43,378,894
  Interest                                3,952,201             110,907             298,524                 816        11,324,932
  Dividends                                    -              1,977,993             325,225             209,913         4,923,437
  Investment fees                          (198,585)           (220,591)           (484,151)            (13,306)       (1,895,410)
                                        -----------        ------------         -----------         -----------      ------------
          Total investment
            income                          989,653          18,419,941           8,357,884           1,699,253        57,731,853

  Funds (withdrawn)
    invested by-
      Pension plan                        2,900,000                -                   -                   -            2,900,000
      Retirement savings
        plan                                   -            (12,585,000)         (1,900,000)         (9,299,149)      (21,513,709)
                                        -----------        ------------         -----------         -----------      ------------
          Total funds
            (withdrawn)
            invested                      2,900,000         (12,585,000)         (1,900,000)         (9,299,149)      (18,613,709)
                                        -----------        ------------         -----------         -----------      ------------
INCREASE (DECREASE) IN                    3,889,653           5,834,941           6,457,884          (7,599,896)       39,118,144
  NET ASSETS

NET ASSETS, beginning of
  year                                   61,340,098          95,124,898          47,490,405          22,440,868       454,476,634
                                        -----------        ------------         -----------         -----------      ------------
NET ASSETS, end of year                 $65,229,751        $100,959,839         $53,948,289         $14,840,972      $493,594,778
                                        ===========        ============         ===========         ===========      ============

Allocation of the assets of the Master Trust to participating plans at December 31, 1996 and 1995 are:

                                                 1996                   PERCENT           1995                  PERCENT
Plan fund balance, beginning of year             $228,080,365                             $189,527,968
Funds invested by the Plan                          2,270,440                                1,923,676
Investment income                                  28,265,122                               36,628,721
                                                 ------------                             ------------
Plan fund balance, end of year                    258,615,927            52.4%             228,080,365           50.2%
Pension Plan fund balance, end of year            234,978,851            47.6%             226,396,269           49.8%
                                                 ------------           ------            ------------          ------
      Total                                      $493,594,778           100.0%            $454,476,634          100.0%
                                                 ============           ======            ============          ======

The net appreciation in the fair value of investments in the Master Trust by major investment category for the year ended December 31, 1996 is as follows:

Common stock and shares in Registered
  Investment Companies                                   $45,473,692

Preferred stock                                            1,361,612
Corporate bonds                                             (346,390)
U.S. government and agency issues                         (3,070,332)
Foreign and miscellaneous securities                         (39,688)
                                                         -----------
      Total                                              $43,378,894
                                                         ===========

10.  PLAN TERMINATION:

Although it has not expressed any intent to do so, the Plan Sponsor has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

11.  RECONCILIATION TO FORM 5500:

As of December 31, 1996, the Plan had approximately $1,904,763 of pending distributions to participants who elected to withdraw from the operation and earnings of the Plan. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying statements of net assets available for plan benefits in accordance with generally accepted accounting principles.

The following table reconciles the financial statements to the Form 5500 as filed by the Company for the plan year ended December 31, 1996:

                                                                                                   Net Assets Available
                                            Benefits Payable to         Benefits                   For Plan Benefits
                                            PARTICIPANTS                PAID                       1996
Per financial statements                    $        -                  $11,182,851                $353,238,719
1996 amounts pending
  distribution to
  participants                               1,904,763                    1,904,763                  (1,904,763)
                                            ----------                  -----------                ------------
Per Form 5500                               $1,904,763                  $13,087,614                $351,333,956
                                            ==========                  ===========                ============

12.  MERGER:

The Company is in the process of merging with Enron Oregon Corp. (New Enron) a wholly owned subsidiary of ENRON Corp of Houston, Texas (Enron). Several regulatory approvals have been received. Shareholders of PGC approved the merger at the annual shareholders meeting on June 24, 1997. Upon completion of the merger, PGC shares will be converted to .9825 shares of Enron. Employer matching contributions will be made in Enron stock subsequent to the merger.

The Amended Merger Agreement provides that New Enron or its subsidiaries will provide employees of PGC and its subsidiaries on the effective date of the merger (Effective Date), for a period of not less than two years following the Effective Date, with benefits that are not materially less favorable in the aggregate than those provided to such individuals under the PGC Benefit Plans (as defined in the Amended Merger Agreement); provided, that the foregoing will not require New Enron to maintain or prevent New Enron from amending, terminating or merging any particular PGC Benefit Plan.

In the opinion of management, the operations of the Plan will not be materially affected by the merger in the near term.

SCHEDULE I


PORTLAND GENERAL CORPORATION

RETIREMENT SAVINGS PLAN


EIN 93-0909442

PLAN 003

ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

DECEMBER 31, 1996

(Note 4)



Identity of Issue, Borrower,   Description of Investment, Including Maturity Date,
Lessor or Similar Party        Rate of Interest, Collateral, Par or Maturity Value         COST          CURRENT VALUE
 Northern Trust Company        PGC Investment Trust - Master Trust (19,095,292.01 units)   $183,694,697  $258,615,927
*Portland General Corporation  Common Stock (2,119,688 shares)                               36,937,921    89,019,645
*Northern Trust Company        COLTV Short-Term Investment Fund (1,886,821 units)             1,886,821     1,894,071
*Wells Fargo Bank              Financial Square Prime (23,460.13 shares)                         23,460        23,460
*Northern Trust Company        Noninterest-bearing cash                                          15,229        15,229
*Plan Participants             Participant loans, interest rates from 6% to 7.33%,            4,333,579     4,333,579
                                 maturing from 1997-2001
                                                                                           ------------  ------------
                                       Total investments                                   $226,891,707  $353,901,911
                                                                                           ============  ============

*Represents a party-in-interest transaction as of December 31, 1996.


NOTE:  Cost is calculated on a moving average cost basis.


The accompanying notes are an integral part of this schedule.


SCHEDULE II


PORTLAND GENERAL CORPORATION

RETIREMENT SAVINGS PLAN


 EIN 93-0909442

PLAN 003

ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS

 FOR THE YEAR ENDED DECEMBER 31, 1996

(Note 4)



SERIES OF TRANSACTIONS OF THE SAME ISSUE THAT EXCEED     Purchases                   Sales
  5% OF NET PLAN ASSETS AT THE BEGINNING OF THE YEAR:    -----------------------     ----------------------------------

                                                         Number                      Number                      Net
                                                         of             Purchase     of             Selling      Gain
Identity of Party    DESCRIPTION OF ASSET                TRANSACTIONS   Price        TRANSACTIONS   PRICE        OR (LOSS)
Involved

*Northern Trust      COLTV Short-Term Investment Fund    696            $24,401,890  162            $23,463,114  $     -
 Company               (a common and collective trust)

*Wells Fargo         Financial Square Prime              112              8,222,299  38               8,307,093        -
                       (a cash equivalent)

*Wells Fargo         Portland General Corporation        11               1,601,789  20               3,641,913   1,700,493
                       (common stock)


*Represents a party-in-interest transaction for the year ended December 31, 1996.


NOTE:  Net gain or (loss) is calculated using a moving average cost.


 The accompanying notes are an integral part of this schedule.
